SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                  )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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HASBRO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:

      10:00 a.m. local time

Date:

      Thursday, May 20, 2004

Place:

Hasbro, Inc.’s Corporate Offices
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Purpose:

•	Elect nine directors.

•	Approve the 2004 Senior Management Annual Performance Plan.

•	Ratify the selection of KPMG LLP as the Company’s independent auditor for the 2004 fiscal year.

•	Consider and vote upon a shareholder proposal entitled “Hasbro-Global Human Rights Standards.”

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Hasbro’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” the approval of the 2004 Senior Management Annual Performance Plan and “FOR” the ratification of KPMG LLP as the Company’s independent auditor for fiscal 2004.

•	Hasbro’s Board of Directors recommends that you vote your shares “AGAINST” the “Hasbro-Global Human Rights Standards” proposal.

•	Shareholders of record of Hasbro common stock at the close of business on March 31, 2004 may vote at the meeting.

•	You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the enclosed proxy card and proxy statement for specific instructions. Please vote your shares.

By Order of the Board of Directors

Barry Nagler
Secretary

Dated: April 16, 2004

HASBRO, INC.

1027 Newport Avenue
Pawtucket, Rhode Island 02862

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS
To be held May 20, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is sending these proxy materials to you on or about April 16, 2004 in connection with Hasbro’s 2004 Annual Meeting of Shareholders (the “Meeting”), which will take place at 10:00 a.m. local time on Thursday, May 20, 2004 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, RI 02862, and the Board’s solicitation of proxies in connection with the Meeting. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s directors and most highly paid executive officers, and certain other required information. Hasbro’s 2003 Annual Report is also enclosed with this mailing.

Q:	What proposals will be voted on at the meeting?

A:	There are four proposals scheduled to be voted on at the Meeting:

•	Election of nine directors.

•	Approval of the 2004 Senior Management Annual Performance Plan.

•	Ratification of KPMG LLP as the Company’s independent auditor for fiscal 2004.

•	A shareholder proposal entitled “Hasbro-Global Human Rights Standards.”

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of March 31, 2004, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

      If your shares are registered directly in your name with Hasbro’s Transfer Agent, EquiServe Trust Company, N.A. (“EquiServe”), you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by EquiServe on behalf of Hasbro. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting. Hasbro has enclosed a proxy card for you to use.

Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you receive a legal proxy to present at the Meeting.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Meeting.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote-by-Internet” instructions on the proxy card.

By Telephone — You may submit your proxy by following the “Vote-by-Telephone” instructions on the proxy card.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal. If you sign your proxy card with no instructions, your shares will be voted in accordance with the recommendations of the Board. Please note that, as is described below, this does not apply to any units of the Hasbro Stock Fund which you hold in Hasbro’s Retirement Savings Plan.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of March 31, 2004 and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 31, 2004 or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of identification.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Q:	What is the quorum for the Meeting?

A:	Holders of record (the “Shareholders”) of the Common Stock on March 31, 2004 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 176,281,908 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	How do participants in the Hasbro Retirement Savings Plan vote their shares?

A:	If your account in the Hasbro Retirement Savings Plan has units of the Hasbro Stock Fund, the accompanying proxy card indicates the number of shares of Common Stock beneficially owned by you under the Retirement Savings Plan. When a participant proxy card is returned properly signed and completed, Fidelity Management Trust Company (the “Trustee”) will vote the participant’s shares in the manner directed by the participant. If the participant makes no directions, the Trustee will not vote the shares.

Q:	What happens if I have consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement and annual report on the Company’s website, or in the case of the proxy card, on EquiServe’s website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Even if you have consented to electronic delivery of the annual meeting materials, you may still receive a paper copy of the notice of the annual meeting. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record may sign up to receive their annual materials electronically over the Internet using their Hasbro stock account number and social security or taxpayer identification number. The Hasbro stock account number is located on a registered shareholder’s dividend checks and Dividend Reinvestment Plan statements, if they participate in the Dividend Reinvestment Plan. To sign up registered shareholders can go to the website http://www.econsent.com/has. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS

(Proposal No. 1)

      Nine directors are to be elected at the Meeting. Prior to May 2003 the Board was divided into three classes. At the 2003 Annual Meeting of Shareholders (the “2003 Meeting”) an amendment to the Company’s Articles of Incorporation (the “Amendment”) to declassify the Board of Directors was approved.

      The Amendment provides for directors to be elected for one-year terms, but allowed Board members elected prior to our 2003 Meeting to serve out the remainder of their current three-year term before standing for re-election. As a result of the Amendment the Board is currently divided into two classes of directors. Nine directors are standing for election at the Meeting. All of the directors elected at the Meeting will serve until the 2005 Annual Meeting of Shareholders (the “2005 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The remaining four current directors of the Company will not stand for re-election until the 2005 Meeting, but thereafter such directors will also stand for election every year.

      The Board has recommended as nominees for election as directors to serve until the 2005 Meeting the first nine persons named in the table below. All of the nominees are currently directors of the Company. Carl Spielvogel, whose term as a director expires at the Meeting, is retiring and is not standing for re-election. The shareholders are not being asked to elect a tenth director at the Meeting and the proxies cannot be voted for more than nine directors at the Meeting. Effective at the Meeting the total number of directors comprising the Board is being reduced from fourteen to thirteen.

      Unless otherwise specified in the accompanying proxy card, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.

      The following tables set forth as to each nominee for election at the Meeting, and as to each incumbent director not standing for election at the Meeting and continuing on the Board after the Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) other directorships of publicly held companies or investment companies; and (v) period of service as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

		Positions with Company,	Has Been
		Principal Occupation and	A Director	Term
Name	Age	Other Directorships	Since	Expires

*Nominees for Terms Expiring in 2005
Alan R. Batkin	59	Vice Chairman, Kissinger Associates, Inc. (geopolitical strategic consulting firm) since 1990. Director of Diamond Offshore Drilling, Inc., Overseas Shipholding Group, Inc. and Cantel Medical Corp.	1992	*

		Positions with Company,	Has Been
		Principal Occupation and	A Director	Term
Name	Age	Other Directorships	Since	Expires

Frank J. Biondi, Jr.	59	Senior Managing Director, WaterView Advisors LLC (private equity fund specializing in media) since 1999. Prior thereto, Chairman and Chief Executive Officer of Universal Studios (major film, TV, and recorded music company) from 1996 to 1998. Director of Amgen, Inc., Harrah’s Entertainment, Inc., The Bank of New York and Vail Resorts, Inc.	2002	*
John M. Connors, Jr.	61	Chairman of Hill, Holliday, Connors, Cosmopulos, Inc. (full-service marketing communications company) since 1995. Director of John Hancock Financial Services, Inc.	2004	*
Jack M. Greenberg	61	Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 to December 2002. Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. President of McDonald’s Corporation from August 1998 to May 1999. Director of Abbott Laboratories, The Allstate Corporation, First Data Corporation and Manpower, Inc.	2003	*
Alan G. Hassenfeld	55	Chairman of the Board since 1999. Prior to May 2003, Chairman of the Board and Chief Executive Officer since 1999. Prior thereto, Chairman of the Board, President and Chief Executive Officer. Director of salesforce.com, inc.	1978	*
Claudine B. Malone	67	President and Chief Executive Officer, Financial and Management Consulting, Inc. (consulting firm) since 1984. Director of LaFarge North America, Lowe’s Companies, Inc., Novell Inc. and Science Applications International Corporation. Ms. Malone previously served as a Director of Hasbro from 1992 to 1999.	2001	*
Edward M. Philip	38	General Partner of Lake Partners (private investment firm) since January 2004. Prior thereto Senior Vice President of Terra Networks, S.A. (global internet company) from October 2000 to January 2004. Chief Financial Officer and Secretary of Lycos, Inc. from December 1995 to October 2000. Chief Operating Officer of Lycos, Inc. from December 1996 to October 2000.	2002	*

		Positions with Company,	Has Been
		Principal Occupation and	A Director	Term
Name	Age	Other Directorships	Since	Expires

Paula Stern	59	Chairwoman, The Stern Group, Inc. (international advisory firm in the areas of business and government strategy) since 1988. Alkire Chair in International Business, Hamline University, from 1994 to 2000. Director of Avaya, Inc., Avon Products, Inc. and The Neiman Marcus Group, Inc.	2002	*
Alfred J. Verrecchia	61	President and Chief Executive Officer since May 2003. Prior thereto, President and Chief Operating Officer from 2001 to May 2003. Prior thereto, President, Chief Operating Officer and Chief Financial Officer from 2000 to 2001. Prior thereto, Executive Vice President, Global Operations and Chief Financial Officer from 1999 to 2000. Prior thereto, Executive Vice President, Global Operations and Development during 1999. Prior thereto, Executive Vice President and President, Global Operations from 1996 to 1999. Director of FM Global.	1992	*

      Vote Required. The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect directors. Broker non-votes are not counted as present and entitled to vote for the election of directors for purposes of determining if a director receives an affirmative vote of the majority of the shares present and entitled to vote.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED ABOVE.

		Positions with Company,	Has Been
		Principal Occupation and	A Director	Term
Name	Age	Other Directorships	Since	Expires

Directors Whose Current Terms Expire in 2005
Basil L. Anderson	59	Vice Chairman, Staples, Inc. (office supply company) since 2001. Prior thereto, Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company since 1996. Director of Becton, Dickinson and Company, Charles River Associates Incorporated, Moody’s Corporation and Staples, Inc.	2002	2005
E. Gordon Gee	60	Chancellor, Vanderbilt University since 2000. Prior thereto, President, Brown University from 1997 to 2000. Prior thereto, President, The Ohio State University. Director of Dollar General Corporation, Gaylord Entertainment Company, The Limited, Inc. and Massey Energy Company.	1999	2005

		Positions with Company,	Has Been
		Principal Occupation and	A Director	Term
Name	Age	Other Directorships	Since	Expires

E. John Rosenwald, Jr.	73	Vice Chairman, Bear, Stearns & Co. Inc. (investment bank) since 1997. Director of Bear, Stearns & Co. Inc.	1983	2005
Eli J. Segal	61	Chairman of the Board, SchoolSports, Inc. (magazine and internet content provider) since 2000. Prior thereto, President and Chief Executive Officer, the Welfare to Work Partnership (nonpartisan business organization) from 1997 to 2000. Director of A.C. Moore Arts and Crafts, Inc.	2001	2005

      Those directors who are also executive officers of the Company serve as officers and directors of the Company’s various subsidiaries at the request and convenience of the Company.

Additional Information Regarding the Board of Directors and Shareholder Proposals

Director Independence

      Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with the New York Stock Exchange’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships. Using the Independence Standards the Board has determined that each of its members, with the exceptions of Alan G. Hassenfeld, E. John Rosenwald, Jr. and Alfred J. Verrecchia, are independent. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

Board Meetings and Committees of the Board

      During 2003, the Board held eight meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2003 and (ii) the meetings of any committees held during their tenure as members of such committees during 2003. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. Twelve members of the Board attended the 2003 Meeting.

      The Audit Committee of the Board, which currently consists of Basil L. Anderson (Chair), Alan R. Batkin, Claudine B. Malone and Edward M. Philip, held ten meetings in 2003. The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is set forth as Appendix A to this Proxy Statement and is also available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

      The Compensation and Stock Option Committee of the Board, which currently consists of Alan R. Batkin, Frank J. Biondi, Jr., Eli J. Segal, and Carl Spielvogel (Chair), held five meetings in 2003. The Board has determined that each member of the Compensation and Stock Option Committee meets both the

Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Compensation and Stock Option Committee is responsible for overseeing all employee compensation and benefit plans, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee. The current Compensation and Stock Option Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

      The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Claudine B. Malone, Eli J. Segal and Carl Spielvogel, did not meet in 2003. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to amendment of the Articles of Incorporation or By-laws of the Company, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

      The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of E. Gordon Gee, Jack M. Greenberg, Eli J. Segal (Chair) and Paula Stern, met five times in 2003. The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and the compensation of non-employee directors, and shares with the Compensation and Stock Option Committee responsibility for evaluation of the Chief Executive Officer. Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

      In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other Board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Nominating Committee will consider nominees recommended by shareholders for election to the Board if such nominations are made in accordance with the process set forth below under “Shareholder Proposals and Director Nominations”.

      The Nominating Committee uses multiple sources for identifying and evaluating nominees for directors, including referrals from current directors, recommendations by shareholders and input from third party executive search firms. The Nominating Committee will consider and evaluate candidates recommended by shareholders on the same basis as candidates recommended by other sources.

      Mr. Greenberg and Mr. Connors are being nominated for election to the Board by the Company’s shareholders for the first time at the Meeting. Mr. Greenberg was appointed to the Board effective July 15, 2003. Mr. Connors was appointed to the Board effective March 3, 2004. Both of these appointments followed a search conducted with the assistance of a third party executive search firm. The third party executive search firm assisted the Board by identifying candidates with expertise and experience relevant to the Company’s business who were interested in serving on the Company’s Board. Mr. Greenberg was initially identified as a potential board candidate by Mr. Hassenfeld, the Company’s Chairman. Mr. Connors was initially identified as a potential board candidate by a non-management member of the Company’s Board. The Nominating Committee evaluated Mr. Greenberg and Mr. Connors, as well as the other potential candidates, including candidates identified by the third party executive search firm. Upon the completion of the Nominating Committee’s evaluation of the potential candidates, the committee recommended Mr. Greenberg and Mr. Connors to the Board. The Board then unanimously voted to appoint Mr. Greenberg and Mr. Connors, respectively, as directors and to nominate them for election by the shareholders at the Meeting. As of December 6, 2003 the Nominating Committee had not received a recommended nominee for election to the Board in 2004 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Shareholder Proposals and Director Nominations

      Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2005 annual meeting must be received by the Secretary of the Company at the Company’s executive offices no later than December 17, 2004. The address of the Company’s executive offices is 1027 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

      With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2005 annual meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company by December 21, 2004. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2005 annual meeting with respect to proposals received prior to December 21, 2004, provided (i) the Company includes in its 2005 annual meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

      The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

      To be considered by the Nominating Committee, director nominations must be submitted to the Secretary of the Company at the Company’s executive officers, 1027 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2005 Annual Meeting of Shareholders must be submitted no later than December 17, 2004. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration. Submissions should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s

Independence Standards and the rules of the New York Stock Exchange, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

      The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s articles of incorporation, bylaws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

Audit Committee Financial Experts

      The Board has determined that all four of the Company’s current Audit Committee members (Basil L. Anderson, Alan R. Batkin, Claudine B. Malone and Edward M. Philip) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.

Presiding Non-Management Director and Communicating with the Board

      Executive sessions of the Company’s Board of Directors are presided over by the Chair of the Nominating, Governance and Social Responsibility Committee. Interested parties may contact the presiding non-management director confidentially by sending correspondence to c/o Chair of the Nominating, Governance and Social Responsibility Committee, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02860. Persons may also contact the Board of Directors as a whole through the presiding non-management director in the manner set forth in the preceding sentence.

Compensation of Directors

      Members of the Board who are not otherwise employed by the Company (“Non-employee Directors”) receive a retainer of $45,000 per year and the Chairs of the Audit Committee, the Compensation and Stock Option Committee and the Nominating, Governance and Social Responsibility Committee each receive an additional retainer of $10,000 per year. Non-employee Directors receive a fee of $1,500 per Board or committee meeting attended. Action by written consent is not considered attendance at a meeting for purposes of fees to directors.

      Pursuant to the Deferred Compensation Plan for Non-employee Directors (the “Deferred Plan”), which is unfunded, Non-employee Directors must defer a minimum of 33% of the annual Board retainer fee into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each Non-employee Director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee Directors may defer the remainder of their retainer and/or meeting fees into the stock unit account or an interest account, which bears interest at the five-year Treasury rate. The Company makes a deemed matching contribution to the stock unit account equal to 10% of the amount deferred, with one-half of such Company contribution vesting on December 31 of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided the participant is a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

      Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each Non-employee Director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board is entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

      Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) which is described below, are not eligible to participate in the Retirement Plan and automatically participate in the 2003 Director Plan. The benefits of the 2003 Director Plan replace the benefits of both the Retirement Plan and the 1994 Director Plan (described below) going forward. Non-employee Directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continue to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and do not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

      Under the Company’s former Stock Option Plan for Non-employee Directors (the “1994 Director Plan”), approved by shareholders on May 11, 1994, each Non-employee Director then in office received on May 11, 1994 and each Non-employee Director who joined the Board after May 11, 1994 received upon becoming a director, a one-time grant of a nonqualified, nontransferable ten-year option to purchase 11,250 shares of Common Stock at 110% of the fair market value per share of Common Stock on the date of grant. The options became exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant, except that exercisability was to be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 1994 Director Plan. The 1994 Director Plan was cancelled effective upon the date of shareholder approval of the 2003 Director Plan and no further grants are being made under the 1994 Director Plan, provided, however, that options previously granted under the 1994 Director Plan continue in effect in accordance with their terms.

      The Company’s 2003 Stock Option Plan for Non-Employee Directors, which was approved by the Company’s shareholders at the 2003 Meeting, replaced the benefits of the Retirement Plan and the

1994 Director Plan described in the immediately preceding paragraphs. Under the 2003 Director Plan each Non-employee Director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a nonqualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options become exercisable at a rate of 33 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all Non-employee Directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan is on or prior to such May 1st, receive an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise have the same terms of the First Annual Options, except that the exercise price is based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee Directors initially joining the Board after May 14, 2003 receive, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options have the same terms as annual options under the 2003 Director Plan except that they become exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

Certain Relationships and Related Transactions

      The Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases its manufacturing and warehouse facilities from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld, a former director of the Company and mother of Alan G. Hassenfeld, is executrix and a beneficiary of the estate of Merrill Hassenfeld. Total rent paid by Hasbro Canada to CTM for the lease of offices and warehouse facilities in 2003 was approximately $599,000 Canadian (approximately $430,000 U.S. at current exchange rates). During 2000, the leases were renewed for a three-year term ending on January 31, 2004 at rentals of approximately $579,000, $589,000 and $599,000 Canadian for the three years, respectively. During 2003, the leases were further renewed for a six-year term ending on January 31, 2010, with one three-year renewal option that Hasbro Canada can exercise at the end of the term. The rent provided for in this six-year extension is $525,000 Canadian per year (approximately $405,000 U.S. at current exchange rates). In management’s opinion, these leases are on terms at least as favorable as would otherwise presently be obtainable from unrelated parties.

      Bear, Stearns & Co. Inc. provides investment banking and related services to the Company. In fiscal 2003, these services included repurchasing, on behalf of the Company, a portion of the Company’s outstanding long-term debt using proceeds from the Company’s trade accounts receivable securitization facility and cash on hand. E. John Rosenwald, Jr., a director of the Company, is a director and Vice Chairman of Bear, Stearns & Co. Inc.

      Lucas Licensing Ltd. (“Licensing”) and Lucasfilm Ltd. (“Film” and together with “Licensing”, “Lucas”) own in the aggregate exercisable warrants to purchase 15,750,000 shares of Common Stock which were obtained in arms-length negotiations with the Company in connection with the Company’s obtaining of certain rights. The Common Stock subject to such warrants would, if all warrants were fully exercised, constitute approximately 8.2% of the Company’s outstanding shares. Accordingly, under SEC Rule 13d-3, George W. Lucas, Jr., as owner, director and an officer of Film and Licensing, may be deemed to own approximately 8.2% of the Company’s outstanding shares. See “Voting Securities and Principal Holders Thereof.” In fiscal 2003, the Company paid an aggregate of approximately $1.2 million in royalties to Licensing pursuant to license agreements entered into at arms length in the ordinary course of business.

      In January 2003, the Company amended its license with Licensing for the manufacture and distribution of STAR WARS toys and games. Under the amended agreement the term was extended by ten years and is expected to run through 2018. In addition, the minimum guaranteed royalties due to Licensing were reduced by $85 million. In a separate agreement, the warrants previously granted to Lucas were also amended. Under this warrant amendment, the terms of each of the warrants issued to Lucas were extended by ten years. The warrant amendment agreement provides the Company with an option through October 2016 to purchase all of these warrants from Lucas for a price to be paid at the Company’s election of either $200 million in cash or $220 million in Common Stock, such stock being valued at the time of the exercise of the option. Also, the warrant amendment agreement provides Lucas with an option through January 2008 to sell all of these warrants to the Company for a price to be paid at the Company’s election of either $100 million in cash or $110 million in Common Stock, such stock being valued at the time of the exercise of the option.

      Andrea Patterson, daughter of E. David Wilson, is employed by the Company as a Director of Human Resources. In fiscal 2003 Ms. Patterson was paid an aggregate salary and bonus of $153,588. Michael Verrecchia, son of Alfred J. Verrecchia, is employed by the Company as a Director of Marketing. In fiscal 2003 Mr. Verrecchia was paid an aggregate salary and bonus of $138,784.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

AMONG HASBRO, S&P 500 AND RUSSELL 1000
CONSUMER DISCRETIONARY ECONOMIC SECTOR(1)

      The following graph tracks an assumed investment of $100 on the start dates indicated below in the Company’s Common Stock, the S&P 500 Index and the Russell 1000 Consumer Discretionary Economic Sector, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance of the Company’s Common Stock is not necessarily indicative of future performance.

	1998	1999	2000	2001	2002	2003

Hasbro	$100	$82	$49	$77	$52	$101
S&P 500 Index	$100	$120	$110	$98	$75	$96
Russell 1000 Consumer Discretionary Economic Sector	$100	$130	$92	$96	$73	$97

(1)	While the information for Hasbro’s Common Stock and the S&P 500 Index is as of the last trading day in Hasbro’s fiscal year, the data for the Russell 1000 Consumer Discretionary Economic Sector is as of the last trading day in the calendar year.

REPORT OF THE

COMPENSATION AND STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS

2003 Compensation Policies With Respect to Executive Officers

      The general goal of the Compensation and Stock Option Committee (the “Committee”) with respect to the compensation of executive officers (including those named in the summary compensation table that follows) is that the Company provide competitive compensation and benefits that:

•	attract and retain capable executives who are important to the success of the Company,

•	reward them for performance,

•	provide them with a strong incentive to increase shareholder value, and

•	accomplish the foregoing in as fair, understandable and cost-effective a manner as possible.

      The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of the New York Stock Exchange’s corporate governance listing standards.

      Executive compensation for fiscal year 2003 was composed of three primary elements: base salary, bonus awards, and stock options. On occasion, restricted stock is also used as a reward and retention mechanism, but no restricted stock grants were made to the Company’s executive officers in 2003. In addition to annual management incentive bonuses, the Committee may award discretionary bonuses to officers or employees of the Company in connection with significant contributions by individuals to achieving particular Company objectives and for performance against personal objectives. In 2003, certain officers and employees of the Company, including Mr. Verrecchia and other executive officers, were granted discretionary bonuses by the Committee in connection with the amendment of the Company’s license and warrant arrangements with Lucas Licensing Ltd. and Lucasfilm Ltd. In addition, Mr. Hassenfeld, Mr. Verrecchia, and other executive officers were granted discretionary bonuses for fiscal 2003 reflecting their performance against personal objectives. In authorizing and approving cash compensation and equity awards for executive officers (other than the Chief Executive Officer), the Committee reviews the recommendations of the Chief Executive Officer and considers available market information.

      Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held, the experience of the individual and the competitive marketplace for comparable executive talent. Subsequent yearly adjustments are made only in the event of changes in duties and responsibilities or lack of competitiveness with market conditions. Base salaries are generally targeted to correspond with approximately the 75th percentile of salaries paid by other consumer non-durable products companies surveyed in Hewitt Executive Total Compensation Measurement, prepared by Hewitt Associates, LLP and Towers Perrin’s Executive Compensation Databank, whose participants partially overlap with the companies included in the Russell 1000 Consumer Discretionary Economic Sector (the “Russell Sector”), the performance of which is compared to the Company in the preceding stock performance graph. Except in cases of changes in responsibility or adjustments to bring salaries in line with market conditions, there were no increases in base salaries of senior management in fiscal 2003.

      Approximately 1,215 employees, including certain executive officers, were awarded management incentive bonuses with respect to fiscal 2003. Corporate and business unit performance objectives were established at the beginning of the year. Corporate performance was measured in 2003 with a combination of four performance criteria and targets for each such criterion. The four corporate performance criteria were total net revenues, net revenues attributable to identified core brand drivers, operating margin and free cash flow. Business unit objectives were based on the first three of these criteria. Corporate and business unit performance objectives were determined on the basis of a budget review carried out by senior management with respect to each business unit which forms the basis for the operating plan prepared by senior management and approved by the Board at the beginning of each year.

      The management incentive bonus eligibility of Mr. Hassenfeld, Mr. Verrecchia, Mr. Goldner and Mr. Wilson was determined pursuant to the Company’s 2003 Senior Management Annual Performance Plan (the “Annual Performance Plan”). Under the Annual Performance Plan, the Committee designates performance goals for the Company for the year, which are based on the operating plan approved by the Board at the beginning of the year. For 2003 the Committee established performance goals for Mr. Hassenfeld, Mr. Verrecchia, Mr. Goldner and Mr. Wilson using the same criteria for corporate performance used for determining other executive bonuses, namely total net revenues, net revenues attributable to identified core brand drivers, operating margin and free cash flow, and for Mr. Goldner and Mr. Wilson, the first three of these criteria for business unit performance. For Mr. Hassenfeld and Mr. Verrecchia, bonuses were weighted 100% for corporate performance. For Mr. Goldner and Mr. Wilson, who have business unit responsibility, bonuses were weighted 40% for corporate performance and 60% for business unit performance against these goals. The Committee designated a target bonus award and a maximum bonus award for each of these individuals, with the ultimate management incentive bonus paid with respect to 2003 being a function of the percentage of the performance goals achieved multiplied by each individual’s target bonus, with the Committee reserving the right to lower the bonus paid in its sole discretion.

      For fiscal 2003, Mr. Goldner and Mr. Wilson were awarded bonuses amounting in the aggregate to $736,260 and $698,792 respectively, comprised of both their management incentive bonuses, which reflected performance in excess of target under the Annual Performance Plan, and discretionary awards made by the Committee.

      With respect to executive officers other than Mr. Hassenfeld, Mr. Verrecchia, Mr. Goldner and Mr. Wilson, target bonuses in fiscal 2003 were determined pursuant to the Company’s Management Incentive Plan (MIP). The bonuses under the MIP for executive officers deemed to have corporate-wide responsibility were generally based 100% on corporate performance. The management incentive bonuses for those individuals deemed to have business unit responsibility were generally weighted 40% for corporate performance and 60% for business unit performance. In all cases, the bonuses earned could be subject to adjustment downward to as low as 0% and upward by a factor of up to an additional 50%, based on individual performance against specified management objectives. In all cases, the bonuses for corporate and business unit performance were reviewed by the Committee and adjusted to reflect the individual performance of the executive in question.

      In fiscal 2003, non-qualified stock options were granted to executive officers pursuant to the Company’s employee stock option plans. The Committee granted individual options to executive officers in order to provide an incentive to motivate and retain those individuals who are important to the Company’s future success. Stock options are designed to align the interests of executives with those of shareholders, since the executives can only benefit from the options if there is price appreciation in the Common Stock after the date of grant. Stock options granted under this program generally vest annually over the three-year period following the date of grant. In addition, selected members of senior management are eligible every two years for a grant of premium-priced stock options, with an exercise price set ten percent above the fair market value of the Company’s Common Stock at the time of grant, and vesting annually over a five-year period following the date of grant. All stock options granted in fiscal 2003 had an exercise price at least equal to the fair market value of the Common Stock on the date of grant. The number of stock options previously awarded and outstanding for each executive officer was reviewed and considered by the Committee in determining the size of any executive’s stock option awards, which were allocated on the basis of individual potential, responsibility and performance.

2003 Compensation of the Chief Executive Officers

      During 2003 Mr. Hassenfeld served as the Company’s Chairman and Chief Executive Officer until May 14, 2003. Effective May 14, 2003 Mr. Verrecchia became the Company’s Chief Executive Officer and Mr. Hassenfeld continued as Chairman.

      As is set forth in the accompanying tables, Mr. Hassenfeld’s salary of $1,003,971 for fiscal 2003 was slightly lower than his 2002 salary of $1,005,900. Mr. Hassenfeld received bonuses amounting in the aggregate to $1,896,631 with respect to fiscal 2003. Included in Mr. Hassenfeld’s aggregate bonuses for 2003 was his management incentive bonus, reflecting performance in excess of target under the Annual Performance Plan.

      Mr. Verrecchia’s salary was increased from $776,240 to $1,000,000 effective upon his elevation to Chief Executive Officer. Mr. Verrecchia received bonuses amounting in the aggregate to $1,996,170 with respect to fiscal 2003. Included in Mr. Verrecchia’s aggregate bonuses for 2003 was his management incentive bonus, which, like Mr. Hassenfeld’s management incentive bonus, reflected performance in excess of target under the Annual Performance Plan.

      In fiscal 2003 Mr. Hassenfeld and Mr. Verrecchia were granted options (with three-year vesting) to purchase 200,000 and 175,000 shares of Common Stock, respectively, all such options being granted at the market price as of the date of grant. In addition, upon his election to the position of Chief Executive Officer, Mr. Verrecchia was granted an additional option (with three-year vesting) to purchase 250,000 shares at an exercise price equal to the market price on the date of grant. All compensation decisions regarding Mr. Hassenfeld and Mr. Verrecchia were made by the Committee, without the participation of Mr. Hassenfeld, Mr. Verrecchia or other executive officers of the Company, and were reviewed and approved by the Company’s Board of Directors. The Committee believes that the options granted in fiscal 2003 were appropriate incentives to Mr. Hassenfeld and Mr. Verrecchia to improve the Company’s future performance and to further align their interests with those of the Company’s shareholders.

      Carl Spielvogel (Chair), Alan R. Batkin, Frank J. Biondi, Jr. and Eli J. Segal as members of the Compensation and Stock Option Committee of the Board of Directors as of the 2003 fiscal year end.

EXECUTIVE COMPENSATION

      The following table summarizes compensation paid by the Company for services rendered during fiscal 2003, 2002 and 2001 by the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company in fiscal 2003 other than the person serving as Chief Executive Officer at the end of 2003.

Summary Compensation Table

		Annual Compensation			Long Term Compensation

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary(a)	Bonus(a)	Compensation(b)	Awards(c)	Options	Compensation(d)

Alan G. Hassenfeld	2003	$1,003,971	$1,896,631	$16,465	$—	200,000	$118,365
Chairman of the Board	2002	1,005,900	915,000	38,409	—	450,000	63,581
	2001	1,005,900	—	32,945	—	200,000	63,581
Alfred J. Verrecchia	2003	907,886	1,996,170	10,296	—	425,000	99,309
President and Chief	2002	765,200	605,000	18,494	307,000	375,000	48,448
Executive Officer(e)	2001	763,277	—	12,394	—	175,000	48,333
Brian Goldner	2003	550,000	736,260	1,350	—	75,000	60,000
President, Toy(f)	2002	550,000	450,000	100,709	—	235,000	57,000
	2001	532,134	400,000	517,618	—	100,000	46,928
E. David Wilson	2003	585,000	698,792	945	—	75,000	56,100
President, Games(g)	2002	585,000	350,000	904	—	225,000	57,600
	2001	541,828	375,000	3,681	—	100,000	47,416
David D.R. Hargreaves	2003	457,586	575,000	5,000	—	50,000	45,665
Senior Vice President	2002	407,144	253,500	6,365	—	175,000	34,929
and Chief Financial	2001	375,769	175,000	11,761	—	60,000	30,046
Officer(h)

(a)	Includes amounts deferred pursuant to the Company’s Retirement Savings Plan and Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Includes bonuses paid to Mr. Goldner as required by his employment agreement. See “Change of Control and Employment Agreements” below.

(b)	Includes the following amounts which were included in 2003, 2002 and 2001 taxable income, respectively, for each named individual in connection with a program whereby a leased automobile, or an automobile allowance, is provided to the executive by the Company: $3,965, $13,409 and $7,945 for Mr. Hassenfeld; $4,796, $9,794 and $9,794 for Mr. Verrecchia; $0, $0 and $860 for Mr. Goldner; $0, $0 and $2,781 for Mr. Wilson; and $0, $3,865 and $10,261 for Mr. Hargreaves. Fiscal 2003 was the last year in which the Company was providing an automobile allowance to its executive officers.

Includes the following amounts paid by the Company and included in 2003, 2002 and 2001 taxable income, respectively, for each named executive officer in connection with a program whereby certain financial planning and tax preparation services are provided to the individual and paid for by the Company: $12,500, $25,000 and $25,000 for Mr. Hassenfeld; $5,500, $8,700 and $2,600 for Mr. Verrecchia; $1,350, $0 and $0 for Mr. Goldner; $945, $904 and $900 for Mr. Wilson; and $5,000, $2,500 and $1,500 for Mr. Hargreaves.

Also includes 2002 and 2001 relocation and moving expenses reimbursed by the Company to Mr. Goldner of $100,709 and $516,758, respectively.

Does not include other personal benefits that do not in the aggregate exceed $50,000 in any year for any individual.

(c)	Generally, restricted stock vests three years after grant if the employee is still employed by the Company on that date. In the case of Mr. Verrecchia the restricted stock award in 2002 was made in the form of deferred restricted stock units, whereby the restricted shares are deemed to be held in a deferred compensation account under the Company’s Employee Non-Qualified Stock Plan. The equivalent of cash dividends on said units are deemed to be paid to Mr. Verrecchia’s account under the Deferred

Compensation Plan. To the extent that delivery of the actual shares to the employee after vesting would constitute income as to which the Company would be denied a deduction under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) the affected number of units will continue to be deemed to be held in the employee’s deferred compensation account. Actual shares of restricted stock issued to employees have ordinary dividend and voting rights, while the holders of deferred restricted stock units have no voting rights with respect to the shares of Common Stock deemed represented by such units. The number and market value of restricted stock held by the applicable individuals named above at December 28, 2003 (based upon the closing stock price of $21.22 on December 26, 2003) were: Mr. Verrecchia, 30,829 and $654,191 and Mr. Wilson, 5,104 and $108,307.

(d)	Includes the individual’s pro-rata share of the Company’s matching contribution to the savings account of each individual under the Company’s Retirement Savings Plan which is in part contributed to the individual’s account in the Retirement Savings Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Company’s unfunded Supplemental Benefit Retirement Plan (the “Supplemental Plan”), which for 2003 amounted to $115,138 for Mr. Hassenfeld, $96,773 for Mr. Verrecchia, $60,000 for Mr. Goldner, $56,100 for Mr. Wilson and $45,665 for Mr. Hargreaves; for 2002 amounted to $60,354 for Mr. Hassenfeld, $45,912 for Mr. Verrecchia, $57,000 for Mr. Goldner, $57,600 for Mr. Wilson and $34,929 for Mr. Hargreaves; and for 2001 amounted to $60,354 for Mr. Hassenfeld, $45,797 for Mr. Verrecchia, $46,928 for Mr. Goldner, $47,416 for Mr. Wilson and $30,046 for Mr. Hargreaves.

Also includes the following premiums paid by the Company for individual life insurance policies for Messrs. Hassenfeld and Verrecchia in fiscal 2003, 2002 and 2001 respectively, for Mr. Hassenfeld $3,227, $3,227 and $3,227, and for Mr. Verrecchia $2,536, $2,536 and $2,536.

(e)	Mr. Verrecchia, formerly President, Chief Operating Officer and Chief Financial Officer, was elected President and Chief Operating Officer in 2001 and President and Chief Executive Officer in 2003.

(f)	Mr. Goldner, formerly Senior Vice President and General Manager, U.S. Toys, was elected President, U.S. Toys in 2001 and President, Toy in 2003.

(g)	Mr. Wilson, formerly Senior Vice President and Sector Head, Games, was elected President, Games in 2001.

(h)	Mr. Hargreaves, formerly Senior Vice President and Deputy Chief Financial Officer, was elected Senior Vice President and Chief Financial Officer in 2001.

* * *

      The following table sets forth certain information regarding stock option grants in fiscal 2003 to the individuals named above.

Option Grants in Last Fiscal Year

					Grant Date
	Individual Grants				Value(a)

		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	In Fiscal	Price Per	Expiration	Grant Date
Name	Granted(b)	Year	Share	Date	Present Value

Alan G. Hassenfeld	200,000	5.96	$11.16	12/29/2012	$945,500
Alfred J. Verrecchia	175,000	5.22	$11.16	12/29/2012	$827,000
	250,000	7.45	$15.875	5/13/2013	$1,715,500
Brian Goldner	75,000	2.24	$11.16	12/29/2012	$354,500
E. David Wilson	75,000	2.24	$11.16	12/29/2012	$354,500
David D.R. Hargreaves	50,000	1.49	$11.16	12/29/2012	$236,000

(a)	The Grant Date Present Values were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 43.30%, dividend yield 1.04% and a risk free interest rate of 3.02% based on the options being outstanding for approximately six years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise.

(b)	These options are non-qualified, were granted at fair market value on the date of grant, and vest in equal annual installments over three years. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation and Stock Option Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

All of these awards were granted pursuant to the 1995 Stock Incentive Performance Plan (the “1995 Plan”). Upon a Change of Control, as defined in the 1995 Plan, all options become immediately exercisable and will be canceled in exchange for a cash payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

* * *

      The following table sets forth as to each of the named individuals: (a) information with respect to option exercises during the fiscal year ended December 28, 2003, (b) the number of exercisable and unexercisable options held on December 28, 2003, the last day of the Company’s 2003 fiscal year; and (c) the value of such options at December 28, 2003 (based on the closing price of the Common Stock of $21.22 on December 26, 2003). The number of options set forth below correspond to the number of shares to which the options relate.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Number of		Options at		Money Options
	Shares		December 28, 2003		at December 28, 2003
	Acquired on
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan G. Hassenfeld	101,250	$512,510	1,302,501	644,999	$4,680,119	$3,878,293
Alfred J. Verrecchia	78,750	$417,855	978,501	788,499	$3,710,184	$4,690,650
Brian Goldner	0	—	235,001	324,999	$1,363,406	$1,890,038
E. David Wilson	307,792	$1,969,567	328,750	300,833	$297,675	$1,709,927
David D.R. Hargreaves	15,468	$81,765	239,042	203,333	$1,179,234	$1,183,582

* * *

      The following table shows the estimated annual benefits payable upon retirement in specified remuneration and years of service classifications under the Company’s Pension Plan (the “Pension Plan”) and under the Supplemental Plan:

Pension Plan Table

	Estimated Annual Retirement Benefit by Years of Service Classification(2)
Average
Compensation(1)	5	10	15	20	25	30(3)

$ 800,000	$66,667	$133,333	$200,000	$266,667	$333,333	$400,000
1,200,000	100,000	200,000	300,000	400,000	500,000	600,000
1,600,000	133,333	266,667	400,000	533,333	666,667	800,000
2,000,000	166,667	333,333	500,000	666,667	833,333	1,000,000
2,400,000	200,000	400,000	600,000	800,000	1,000,000	1,200,000
2,800,000	233,333	466,667	700,000	933,333	1,166,667	1,400,000
3,200,000	266,667	533,333	800,000	1,066,667	1,333,333	1,600,000
3,600,000	300,000	600,000	900,000	1,200,000	1,500,000	1,800,000

(1)	Covered compensation under the Pension Plan and the Supplemental Plan includes the average of salaries and bonuses paid for the five highest consecutive years during the ten years preceding retirement (“Average Compensation”). The salary and bonus information reflected in the preceding Summary Compensation Table shows salaries and bonuses for the years in which they are earned, not paid. For example, under the Company’s bonus plans bonuses earned for performance in one year are generally paid in the beginning of the following year. As such, a bonus earned for performance in fiscal 2003 is reflected in the 2003 bonus column in the Summary Compensation Table. However, that bonus would generally be paid in the beginning of 2004 and thus is reflected in 2004 compensation for purposes of computing benefits under the Pension Plan and the Supplemental Plan. The aggregate salary and bonus paid to each of the individuals included in the Summary Compensation Table in fiscal 2003 were as follows: $1,918,971 for Mr. Hassenfeld; $1,612,886 for Mr. Verrecchia; $1,000,000 for Mr. Goldner; $935,000 for Mr. Wilson; and $761,086 for Mr. Hargreaves.

(2)	Estimated retirement benefit amounts shown are prior to reduction by an Internal Revenue Service designated amount keyed to a participant’s Social Security entitlement. Amounts shown are computed on the single straight-life annuity option. Commencement of benefits prior to age 65 and/or election of other payment options will reduce the annual benefit amount shown. Payments from the Supplemental Plan, which is unfunded, are not subject to provisions of the Code that limit benefits under the Pension Plan. As set forth in the above table and subject to the foregoing, the retirement benefit after thirty years of credited service is generally 50% of Average Compensation.

(3)	For purposes of determining annual benefits under the Pension Plan and the Supplemental Plan in the table above credited years of service cannot exceed 30.

      Effective January 1, 2000, the Company amended the Pension Plan to provide for either a lump sum benefit or an annual benefit, both determined primarily on the basis of Average Compensation and actual years of service (including years of service in excess of 30 years), and to make certain other changes. Until 2007, employees will receive the higher of the benefits provided by the Pension Plan as so amended and the benefits described in the table above for the Pension Plan before it was amended. The following table shows the estimated annual benefits payable upon retirement in specified remuneration and years of service classifications under the Company’s Pension Plan and under the Supplemental Plan taking into account the January 1, 2000 amendment to the Pension Plan.

Pension Plan Table

	Estimated Annual Retirement Benefit by Years of Service Classification(5)
Average
Compensation(4)	5	10	15	20	25	30	35	40

$ 800,000	$38,550	$77,100	$115,650	$154,200	$192,750	$231,300	$269,850	$308,400
1,200,000	58,550	117,100	175,650	234,200	292,750	351,300	409,850	468,400
1,600,000	78,550	157,100	235,650	314,200	392,750	471,300	549,850	628,400
2,000,000	98,550	197,100	295,650	394,200	492,750	591,300	689,850	788,400
2,400,000	118,550	237,100	355,650	474,200	592,750	711,300	829,850	948,400
2,800,000	138,550	277,100	415,650	554,200	692,750	831,300	969,850	1,108,400
3,200,000	158,550	317,100	475,650	634,200	792,750	951,300	1,109,850	1,268,400
3,600,000	178,550	357,100	535,650	714,200	892,750	1,071,300	1,249,850	1,428,400

(4)	Covered compensation under the Pension Plan and the Supplemental Plan includes the average of total salaries and bonuses paid for the five highest consecutive years during the ten years preceding retirement (“Average Compensation”). See footnote (1) to the preceding table for an explanation of how salaries and bonuses paid relate to the salaries and bonuses reflected in the Summary Compensation Table.

(5)	Amounts shown are computed on the single-life annuity option. Commencement of benefits prior to age 55 and/or election of other payment options will reduce the annual benefit amount shown. Payments from the Supplemental Plan, which is unfunded, are not subject to the provisions of the Code that limit benefits under the Pension Plan.

      The following table sets forth, as to the five named individuals, their years of credited service under the Pension Plan and the Supplemental Plan:

Credited Years
of Service

Alan G. Hassenfeld	35
Alfred J. Verrecchia	38
Brian Goldner(1)	4
E. David Wilson	23
David D.R. Hargreaves	11

(1)	Mr. Goldner was hired after January 1, 2000 and is therefore only covered by the amended Pension Plan.

      Mr. Hargreaves is also entitled to a defined benefit from the Hasbro U.K. Employee Benefits Plan (the “U.K. Plan”) for his services while in the U.K., and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The single straight-life annuity benefit under the Expatriate Plan, if any, is 2% of Average Compensation for each year of service, reduced by benefits payable from the U.K. Plan, the Pension Plan, the Supplemental Plan, and the annuity equivalent of benefits attributable to the prior qualified and nonqualified (a) Profit Sharing Plans and (b), for periods after 2000, the Retirement Savings Plans. Expatriate Plan benefits are also reduced by the Social Security entitlement described above. Commencement of benefits prior to normal retirement at age 65 and other payment options will reduce benefits under both the U.K. Plan and the Expatriate Plan. After 2006, accruals under the Expatriate Plan are calculated based on the post-2000 Pension Plan and Supplemental Plan provisions. The annual single straight-life annuity benefit earned by Mr. Hargreaves under the U.K. Plan as of July 24, 1992, the date his participation in the U.K. Plan ceased, is 9,617 pounds. This amount is adjusted each year for inflation.

Change of Control and Employment Agreements

      The following are summaries of the Company’s change of control and employment agreements with the named executive officers included in the preceding tables and are therefore not complete. We have filed copies of the forms of the agreements with the Securities and Exchange Commission.

      Change of Control Agreements. Six senior executives, including all of the above-named individuals, are parties to employment agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”). If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three.

      The executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied.

      In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.

      A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.

      Employment Agreements. The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Under the Post-Employment Agreement, if Mr. Verrecchia’s employment is terminated by the Company without “Cause” or by Mr. Verrecchia for “Good Reason” (as such terms are defined in the Post-Employment Agreement), then the Company shall pay Mr. Verrecchia severance pay of up to three years annual base salary and bonus, contingent on Mr. Verrecchia executing a severance and settlement agreement. If Mr. Verrecchia’s employment is terminated by the Company without Cause or by Mr. Verrecchia with Good Reason: (i) on or before September 1, 2006, Mr. Verrecchia is eligible to receive severance pay equal to thirty-six (36) months base salary and monthly bonus, (ii) after September 1, 2006, but before March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for the number of months which is equal to thirty-six (36) less the number of whole months for which Mr. Verrecchia is employed by the Company after September 1, 2006 and (iii) after March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for eighteen (18) months. If Mr. Verrechia’s employment is terminated by the Company without Cause and at the time of such termination the Company has in place a severance plan of general applicability for which Mr. Verrecchia is eligible, Mr. Verrecchia will be entitled to the greater of the benefits offered under this general severance plan and those offered under the Post-Employment Agreement. Finally, if Mr. Verrecchia’s employment is terminated by mutual agreement of the Company and Mr. Verrecchia because of a family medical emergency or other reason beyond Mr. Verrecchia’s control which results in him being unable to work or because of a disability (as defined), then in each case Mr. Verrecchia is entitled to eighteen (18) months of monthly base salary and bonus.

      For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus shall equal the annual target bonus for Mr. Verrecchia for the year in which his employment is terminated, divided by twelve (12). Mr. Verrecchia is also entitled to continuation of medical, dental and certain other benefits during the period in which he is receiving severance pay under the Post-Employment Agreement. However, in the event of a Change in Control, the benefits payable under the Post-Employment Agreement are reduced by the amount of any benefits received by Mr. Verrecchia under the Change of Control Agreements described above.

      The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Unless Mr. Verrecchia’s employment is terminated by the Company for Cause, he shall receive annuity payments in monthly installments following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his Final Average Pay (as defined) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of Final Average Pay. This benefit is reduced if Mr. Verrecchia retires prior to February 1, 2005. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan. If Mr. Verrecchia’s employment terminates due to his death, his spouse is entitled to the actuarial equivalent of the enhanced retirement benefits described above.

      The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including an eighteen (18) month non-competition agreement and provisions protecting the Company’s confidential information.

      The Company and Mr. Goldner entered into an Amended and Restated Employment Agreement, effective as of October 31, 2001 (the “Agreement”), pursuant to which Mr. Goldner agreed to serve as President, U.S. Toys of the Company, and to fulfill such other duties and responsibilities as are assigned to him, for a term expiring on June 30, 2004 (the “Term”). Mr. Goldner’s base salary was adjusted to $550,000 per annum in 2002 pursuant to the Agreement. Mr. Goldner is also eligible to participate in the other benefit plans and programs available to senior executives and employees generally. The Agreement provides that during its term Mr. Goldner will be eligible to receive a management incentive plan bonus based on a target of at least 50% of his base salary for the applicable year.

      Mr. Goldner’s stock option and restricted stock agreements provide, pursuant to the Agreement, that if he is involuntarily terminated other than for Cause and not because of a Change in Control (as defined in the

Agreement), all unvested options and restricted stock would vest. The Agreement further provides that if Mr. Goldner is terminated by the Company without Cause and not because of a Change in Control, Mr. Goldner shall be entitled to the greater of (a) his base salary payable at the times that Mr. Goldner’s salary would have been paid if he had remained in the employ of the Company for the remainder of the Term or (b) twenty-four (24) months of base salary.

      Pursuant to the Agreement and his previous employment agreement with Tiger, Mr. Goldner received relocation assistance, a relocation bonus equal to 40% of his base salary, mortgage buy-down benefits, and a Change of Control Agreement in the form described above, and agreed to one-year post-employment non-compete and non-solicitation obligations.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation and Stock Option Committee of the Board as of the 2003 fiscal year end were Carl Spielvogel (Chair), Alan R. Batkin, Frank J. Biondi, Jr. and Eli J. Segal. None of the members of the Compensation and Stock Option Committee during fiscal 2003 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation and Stock Option Committee during fiscal 2003.

PROPOSAL TO APPROVE THE 2004 SENIOR MANAGEMENT ANNUAL

PERFORMANCE PLAN

(Proposal No. 2)

      On March 4, 2004, the Board adopted the 2004 Senior Management Annual Performance Plan (the “2004 Performance Plan”), subject to shareholder approval. The Board adopted the 2004 Performance Plan to increase the flexibility available to the Compensation and Stock Option Committee of the Board in structuring performance awards to maximize the performance of the Company’s senior executive officers. The Board believes that to properly maximize executive and Company performance it is necessary to have greater flexibility in establishing performance awards for the Company’s senior officers than that provided under the Company’s current 2003 Senior Management Annual Performance Plan (the “2003 Plan”). For example, the Board believes that in designating performance goals, the Compensation Committee should set a maximum level of bonus applicable to the achievement of specified performance goals, but should not be limited to setting awards based on restrictive thresholds of salary or levels of achievement of performance goals. The 2004 Performance Plan provides for additional flexibility in designing the award payouts that correspond with varying levels of performance, as is more fully described below.

Purpose of the 2004 Performance Plan

      The purpose of the 2004 Performance Plan is to promote the interests of the Company and its shareholders by providing incentive for participating executive officers to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

      The 2004 Performance Plan is intended to replace awards under the 2003 Plan for the Company’s 2004 fiscal year and to replace the 2003 Plan for the Company’s 2005 and later fiscal years. If the shareholders approve the 2004 Performance Plan, eligible executives will have their award entitlements and amounts determined for fiscal 2004 under terms conditionally established by the Compensation and Stock Option Committee under the 2004 Performance Plan. If the shareholders do not approve the 2004 Performance Plan, awards made for 2004 will be determined under and limited by the terms of the 2003 Plan.

      The 2004 Performance Plan is designed to enable the Company to make awards that qualify as “performance based” compensation exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”). Under Section 162(m) of the Internal Revenue Code and certain regulations and rules promulgated thereunder by the Internal Revenue Service (collectively the “Code”), a corporation whose stock is publicly traded generally is not entitled to an income tax deduction for remuneration paid to its chief executive officer or any of its four other most highly compensated executive officers to the extent that payments for any year to any such employee exceed $1 million, unless the payments are made under qualifying performance-based compensation plans. The Company believes that if the 2004 Performance Plan is approved by the shareholders, it will qualify as a performance-based compensation plan under the Code, although the Company has not requested or received, and does not expect to request or receive a ruling from the Internal Revenue Service to that effect.

Summary Description of the 2004 Performance Plan

      The following is a summary description of the 2004 Performance Plan and is therefore not complete. A complete copy of the 2004 Performance Plan is annexed to this proxy statement as Appendix B.

Administration

      The 2004 Performance Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors or a subcommittee of the Compensation and Stock Option Committee consisting solely of two or more “outside directors” of the Company as defined in regulations under Section 162(m) of the Code (the “Committee”). The Committee has the sole authority to select participants under the 2004 Performance Plan, to set Performance Goals (as defined below) for participants and to make rules and regulations for the administration of the 2004 Performance Plan. The interpretations and decisions of the Committee with regard to the 2004 Performance Plan are final and conclusive, and the Committee has the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment payable as a result of the achievement of a Performance Goal.

Eligibility

      Eligibility for participation in the 2004 Performance Plan is limited to executive officers of the Company who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the 2004 Performance Plan in any plan year. Awards under the 2004 Performance Plan will be made only to those executive officers whose remuneration for the year is expected to potentially be subject to the Section 162(m) deduction limitation. Accordingly, the participants in the 2004 Performance Plan, as selected by the Committee for the 2004 fiscal year, are the Company’s Chairman, President and Chief Executive Officer, President, Toy and President, Games. However, in future years, the Committee may select other executive officers to be eligible for participation under the 2004 Performance Plan.

Performance Goals

      The Committee will designate one or more performance goals under the 2004 Performance Plan for each fiscal year (each a “Performance Goal”) for each participant. Each Performance Goal will be established in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the performance award as performance-based under Section 162(m) of the Code).

      The Performance Goals for each participant shall be objectively determinable measures of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on the basis of performance in a segment, division, sector or other business unit (including the performance of one or more designated products or brands), all as selected by the Committee in each individual case.

Determination of Benefits

      The Committee will designate the Performance Goals for each participant in the 2004 Performance Plan for every fiscal year and will also establish the maximum amount, expressed as a percentage of Earned Salary (as defined in the 2004 Performance Plan) that will be payable to each participant if the Performance Goals for such participant are achieved at specified levels. In no event will the amount paid to any one individual as a performance award under the 2004 Performance Plan in respect of any given fiscal year exceed the lesser of 300% of that individual’s base salary for the year in question or $4.0 million.

Payment of Awards

      All performance awards under the 2004 Performance Plan with respect to a fiscal year will be paid by March 15 of the following fiscal year.

Estimate of Benefits

      The amounts that will be paid pursuant to the 2004 Performance Plan are discretionary and are therefore not currently determinable. Four executive officers have been selected to participate in the 2004 Performance Plan in fiscal 2004. The table set forth below provides the approximate target bonus and maximum bonus payable to each of the four executive officers, based on their current salary, pursuant to the 2004 Performance Plan for fiscal 2004. Changes in salary for one or more of the officers in fiscal 2004 may change the amounts set forth in the table.

Name and Position	Target Bonus	Maximum Bonus

Alan G. Hassenfeld	$1,000,000	$3,000,000
Chairman
Alfred J. Verrecchia	$1,000,000	$3,000,000
President and Chief Executive Officer
Brian Goldner	$525,000	$1,575,000
President, Toy
E. David Wilson	$438,750	$1,316,250
President, Games

      In the event that the 2004 Performance Plan is not approved by the Company’s shareholders at the Meeting, the four executive officers specified above would be entitled to awards determined under the 2003 Plan. For each of those four executive officers, the maximum award amount payable under the 2003 Plan for the Company’s 2004 fiscal year is two thirds of the maximum award amount that would be payable under the 2004 Performance Plan.

Amendment or Termination

      The Committee may terminate or suspend the 2004 Performance Plan in whole or in part at any time, and may amend the 2004 Performance Plan from time to time in any respect, provided that no amendment for which shareholder approval is required either by the Code in order to assure the deductibility by the Company of payments payable under the 2004 Performance Plan, or by other applicable law, will be effective without such shareholder approval having been obtained. The 2004 Performance Plan, if approved by the Company’s shareholders, will remain in full force and effect for future fiscal years of the Company unless amended or terminated by the Committee. However, under Section 162(m), the exemption for performance-based compensation would not be available for awards beyond 2009 unless the 2004 Performance Plan is reapproved by shareholders.

Approval

      The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the 2004 Performance Plan is required for approval of the 2004 Performance Plan. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 PERFORMANCE PLAN.

Equity Compensation Plans

      The following table summarizes information, as of December 28, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected
	and Rights	Warrants and Rights	in Column(a))
Plan Category	(a)	(b)(3)	(c)

Equity compensation plans approved by shareholders(1)	7,977,605 (4)	18.43	7,237,082 (5)
Equity compensation plans not approved by shareholders(2)	11,392,542 (6)	17.47	0 (7)
Total	19,370,147	17.86	7,237,082

(1)	The shareholder approved plans which were in effect as of December 28, 2003 are the Company’s 2003 Stock Incentive Performance Plan (the “2003 Plan”), 1995 Stock Incentive Performance Plan (the “1995 Plan”) and 2003 Stock Option Plan for Non-Employee Directors. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”), which was also approved by the Company’s shareholders, was terminated effective May 14, 2003, provided, however, that all awards outstanding under the 1994 Plan as of the date of its termination continue in effect in accordance with the terms of the plan.

(2)	The only non-shareholder approved plan which was in effect for any part of the Company’s 2003 fiscal year was the Company’s 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”). The 1997 Plan expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continue in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock units.

(4)	Includes 25,000 shares issuable pursuant to deferred restricted stock units.

(5)	Of these available shares, up to 1,029,000 shares and 1,000,000 shares, respectively, could be issued as restricted stock or deferred restricted stock under the 1995 Plan and the 2003 Plan.

(6)	Includes 35,933 shares issuable pursuant to deferred restricted stock units.

(7)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See Note (2) above.

1997 Employee Non-Qualified Stock Plan

      Number of Shares Subject to 1997 Plan. The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

      Eligibility for Participation. Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.

      Awards. The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.

      Terms of Options. The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.

      Change in Control. The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

      The following table sets forth information, as of March 2, 2004 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. Unless otherwise indicated, to the Company’s knowledge each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

Alan G. Hassenfeld	17,798,302	(2)	10.1
1027 Newport Avenue Pawtucket, RI 02862
George W. Lucas, Jr.	15,750,000	(3)	8.2
c/o Lucasfilm Ltd. 5858 Lucas Valley Road Nicasio, CA 94946
Ariel Capital Management, Inc.	10,684,893	(4)	6.1
200 E. Randolph Drive Suite 2900 Chicago, IL 60601
T. Rowe Price Associates, Inc.	8,790,115	(5)	5.0
100 E. Pratt Street Suite 2900 Baltimore, MD 21202

(1)	Based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission.

(2)	Includes 8,490,921 shares held as sole trustee for the benefit of his mother, 829,347 shares held as sole trustee of a trust for Mr. Hassenfeld’s benefit and currently exercisable options or options exercisable within 60 days of March 2, 2004 to purchase 1,552,500 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 766,250 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, 389,390 shares held as one of the trustees of a charitable lead trust for the benefit of The Hassenfeld Foundation and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein.

(3)	Represents exercisable warrants to purchase 6,300,000 shares owned by LucasFilm Ltd. (“Film”) and exercisable warrants to purchase 9,450,000 shares owned by its wholly-owned subsidiary, Lucas Licensing Ltd. (“Licensing”). Mr. Lucas, as founder, controlling person and sole director of Film and Licensing, may be deemed to beneficially own the shares of Common Stock which may be purchased upon exercise of these warrants. Share ownership information is as of January 30, 2003 as reported in a Schedule 13D/A filed February 10, 2003. See “Certain Relationships and Related Transactions”.

(4)	Ariel Capital Management, Inc. an investment advisor, has sole dispositive authority over 10,679,583 shares and sole voting power over 8,888,543 shares as a result of acting as an investment advisor to various investment advisory clients. Share ownership information is as of December 31, 2003 as reported in a Schedule 13G dated February 13, 2004.

(5)	These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. (T. Rowe Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates has sole dispositive power over 8,790,115 shares and sole voting power over 1,947,206 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Share ownership information is as of December 31, 2003 as reported in a Schedule 13G dated February 13, 2004.

Security Ownership of Management

      The following table sets forth information, as of March 2, 2004, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and
	Nature of
	Beneficial	Percent
Name of Director, Nominee or Executive Officer(1)	Ownership	of Class

Basil L. Anderson(2)	12,092	*
Alan R. Batkin(3)	45,241	*
Frank J. Biondi, Jr.(4)	8,115	*
Jack M. Connors	0	*
E. Gordon Gee(5)	18,567	*
Brian Goldner(6)	403,274	*
Jack M. Greenberg(7)	1,507	*
David D.R. Hargreaves(8)	371,647	*
Alan G. Hassenfeld(9)	17,978,302	10.1
Claudine B. Malone(10)	20,239	*
Edward M. Philip(11)	7,920	*
E. John Rosenwald, Jr.(12)	190,100	*
Eli J. Segal(13)	12,332	*
Carl Spielvogel(14)	57,576	*
Paula Stern(15)	13,886	*
Alfred J. Verrecchia(16)	1,452,952	*
E. David Wilson(17)	475,659	*
All Directors and Executive Officers as a Group (includes 21 persons)(18)	21,869,150	12.1

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 4,250 shares as well as 6,842 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes currently exercisable options to purchase an aggregate of 11,250 shares as well as 32,304 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 6,500 shares as well as 1,615 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(5)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 11,000 shares as well as 7,567 shares deemed to be held in Mr. Gee’s account under the Deferred Plan.

(6)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 365,667 shares.

(7)	Consists of shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 317,375 shares.

(9)	See note (2) to the immediately preceding table.

(10)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 6,750 shares as well as 1,789 shares deemed to be held in Ms. Malone’s stock unit account under the Deferred Plan.

(11)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 4,250 shares as well as 3,670 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(12)	Includes currently exercisable options to purchase an aggregate of 11,250 shares as well as 28,850 shares deemed to be held in Mr. Rosenwald’s stock unit account under the Deferred Plan. Does not include shares held by Bear, Stearns & Co. Inc. in investment accounts. Mr. Rosenwald is Vice Chairman of Bear, Stearns & Co. Inc.

(13)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 8,750 shares as well as 3,582 shares deemed to be held in Mr. Segal’s stock unit account under the Deferred Plan.

(14)	Includes currently exercisable options to purchase an aggregate of 11,250 shares as well as 7,820 shares deemed to be held in Mr. Spielvogel’s stock unit account under the Deferred Plan.

(15)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 6,500 shares as well as 7,386 shares deemed to be held in Ms. Stern’s stock unit account under the Deferred Plan.

(16)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase an aggregate of 1,193,501 shares as well as 30,829 deferred restricted stock units granted under the Company’s employee stock option plans. Does not include 151,875 shares owned by Mr. Verrecchia’s wife, as to which Mr. Verrecchia disclaims beneficial ownership.

(17)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2004 to purchase 442,083 shares as well as 5,104 deferred restricted stock units granted under the Company’s employee stock option plans. Also includes 228 shares (excluding fractional shares) deemed to be held in Mr. Wilson’s account under the Deferred Compensation Plan.

(18)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 20,559,294 shares and have shared voting and/or investment power with respect to 1,309,856 shares. Includes 4,527,744 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 2, 2004; 103,160 shares deemed to be held in stock unit accounts under the Deferred Plan and the Deferred Compensation Plan; and 35,933 shares deemed to be held in deferred restricted stock unit accounts under the Company’s 1997 Employee Non-Qualified Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 28, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2003.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S

INDEPENDENT AUDITOR FOR THE 2004 FISCAL YEAR

(Proposal No. 3)

      The Audit Committee has selected KPMG LLP, independent certified public accountants (“KPMG”), to audit the consolidated financial statements of the Company for the fiscal year ending December 26, 2004 (“Fiscal 2004”), and the Company’s Board of Directors has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

      The Board is submitting the selection of KPMG as the Company’s independent auditor for Fiscal 2004 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent auditors and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent auditors made by the Audit Committee will not require the Audit Committee to alter its decision.

Approval

      The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors (the “Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board of Directors to be independent under the Company’s Standards for Director Independence and the requirements of the New York Stock Exchange’s listing standards.

      The Committee operates under a written charter, which is attached to this Proxy Statement as Appendix A. Under the charter, the Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the preparation of the Company’s financial statements and the systems of internal accounting and financial controls, and to oversee the independent auditor’s work. The independent auditors are responsible for performing an independent audit of the Company’s financial statements and issuing an opinion as to whether the financial statements conform with accounting principles generally accepted in the United States of America.

      In conducting its oversight function, the Committee discusses with the Company’s internal and independent auditors, with and without management present, the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      The Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 28, 2003. The Committee has also reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee discussed with the independent auditors their independence from management and the Company has received from the auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements for the fiscal year ended December 28, 2003 in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee has also selected and the Board has approved the selection of KPMG LLP as the independent auditor for Fiscal 2004.

      Basil L. Anderson (Chair), Alan R. Batkin, Claudine B. Malone and Edward M. Philip, as the members of the Audit Committee as of the 2003 fiscal year end.

ADDITIONAL INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2003 and 2002, as well as fees for other services rendered by KPMG to the Company during fiscal 2003 and 2002.

	2003	2002

Audit Fees(1)	$3,060,000	$2,725,000
Audit-Related Fees(2)	$280,000	$161,000
Tax Fees(3)	$1,422,000	$1,572,000
All Other Fees	—	—
Total Fees	$4,762,000	$4,458,000

(1)	Audit fees consist of audit work performed in the preparation of financial statements, including consultations on accounting and reporting matters, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and work in connection with filings with the Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans, agreed upon procedures reports and assistance to the Company in preparing for the reports and attestations required by Section 404 of the Sarbanes-Oxley Act.

(3)	Tax Fees consist of fees for tax consultation and tax compliance services rendered to the Company and certain of its employees.

      The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Auditor

      Consistent with the rules and regulations of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditor.

      Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditor for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditor for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

      Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review are allowed to be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

      In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

SHAREHOLDER PROPOSAL

(Proposal No. 4)

Introduction

      The following proposal, which is opposed by the Board, would require the affirmative vote of a majority of all shares present (in person or by proxy) and entitled to vote at the Meeting to be approved. Abstentions and broker non-votes are each counted as present for purposes of establishing a quorum at the Meeting. Abstentions are also considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

      One of the Company’s shareholders has submitted the following resolution and supporting statement for inclusion in this Proxy Statement. Upon a written or oral request made to the Secretary of the Company, the Company will provide the name, address and shareholdings of the proponent of this resolution to any shareholder of the Company.

HASBRO-GLOBAL HUMAN RIGHTS STANDARDS

Whereas, Hasbro currently has extensive overseas operations,

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations,

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and the loss of consumer confidence which can have a negative impact on shareholder value. The toy industry is especially vulnerable to negative publicity of this sort,

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories. The toy industry is increasingly under scrutiny just as the apparel industry and footwear industry has been.

•	Dozens of companies have worked diligently to improve their vendors’ compliance with their codes. For example, Mattel has created an Independent Monitoring Council, composed of outsiders with full access to vendors operations. This council publishes public reports that highlight problems as well as positive leadership demonstrated by vendors. This allows management to review the situation and take corrective action as needed.

•	Hasbro has had a Code in place since 1993, but does not report to investors or consumers on the effectiveness of its Code nor does Hasbro use independent outside monitors to review compliance.

Whereas, these standards incorporate the conventions of the United Nations’ International Labor Organization (ILO) on workplace human rights which include the following principles:

•	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

•	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

•	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

•	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

•	There shall be no use of child labor. (ILO Convention 138)

Whereas, we believe independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained. Thus we believe this shareholder request is appropriate to encourage Hasbro to move ahead more aggressively on this important issue.

Resolved that shareholders request that Hasbro commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards, with annual reporting to shareholders (excluding proprietary information).

RESPONSE OF THE HASBRO, INC. BOARD OF DIRECTORS

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4 FOR THE FOLLOWING REASONS:

      This same proposal was previously submitted to Hasbro’s shareholders for their consideration at both the 2002 Annual Meeting of Shareholders and the 2003 Annual Meeting of Shareholders. The proposal was rejected by Hasbro’s shareholders at both of these meetings. At the 2003 Annual Meeting the proposal was rejected by Hasbro’s shareholders by a vote of 110,878,981 shares voting against the proposal, with 15,935,513 shares voted in favor.

      The Board of Directors and Hasbro’s management carefully reviewed the proposal in preparation for both the 2002 Annual Meeting and the 2003 Annual Meeting, and have reviewed the proposal again in preparation for the 2004 Annual Meeting of Shareholders. The Board of Directors and management continue to believe that any changes to Hasbro’s current Code of Conduct and compliance procedures would neither help Hasbro fulfill its well-established and continuing commitment to humane global working conditions nor add value to the shareholders of the Company. Hasbro’s existing policies and practices, which are comprehensive and progressive, already address the concerns expressed in the above proposal and ensure compliance with business ethics principles, as described in more detail below.

      As we described in the Proxy Statement for the 2003 Annual Meeting, in 1993 Hasbro established its Global Business Ethics Principles (“Code of Conduct”) to ensure that products manufactured by Hasbro are not produced under inhumane or exploitative conditions. Participation in the Hasbro program is mandatory for all suppliers and vendors who do business with Hasbro. Among many important areas, the Code of Conduct governs:

•	child labor (no person younger than fifteen or younger than the age for completing compulsory education in the country of manufacture (where such age is higher than fifteen) may be employed to produce Hasbro products);

•	working hours and compensation (employers must comply with all applicable wage and hour laws or, if prevailing industry wage standards are higher, then employers must comply with or exceed these standards);

•	forced, prison, or indentured labor (any person employed to produce Hasbro products must be voluntarily employed, except that rehabilitative programs which provide for employment may be assessed by Hasbro on a case by case basis);

•	health and safety (employers must operate facilities in a healthy and safe manner, including, but not limited to, providing fire prevention, first aid, and hazardous waste disposal);

•	abuse and discrimination (employers must treat employees with dignity and respect and shall not subject employees to abuse, cruel or unusual disciplinary practice, or discrimination);

•	freedom of association (employees have the right to choose (or not) to affiliate with legally sanctioned organizations without unlawful interference); and

•	monitoring by Hasbro (Hasbro conducts periodic on-site inspections of working and living conditions, including unannounced visits, audits the production records and practices of the employers and requires employers to promptly address compliance issues or face termination by Hasbro).

      As indicated above, Hasbro’s Code of Conduct clearly sets forth standards under which vendors may manufacture Hasbro products, with auditing and monitoring rights for Hasbro. To date, all factories located in the Far East which manufacture products for Hasbro have been audited by Hasbro inspectors and by outside firms hired by Hasbro. Hasbro engages two outside auditing firms to audit manufacturers’ compliance with the Code of Conduct and local law. Since 1994, Hasbro and its monitors have conducted over 1,000 manufacturing facility inspections, including over 240 inspections in 2003. Over the years, Hasbro has successfully worked with its manufacturers to correct any unacceptable practices discovered during the course of these inspections. Although serious violations are rarely found, Hasbro has in fact, after unsuccessful attempts to have the vendor remedy them, terminated vendors for failure to comply. In addition, on a number of occasions Hasbro has met with shareholders to discuss its Code of Conduct and compliance procedures, including findings of third party audits engaged by Hasbro.

      In addition to corporate efforts, Hasbro has been and continues to be a leader in the toy industry (nationally and internationally) on the issue of workplace standards and compliance. Hasbro is a member of the Toy Industry Association, Inc. (“TIA”) and Juvenile Products Manufacturers Association (“JPMA”) and sits on committees and forums worldwide to strengthen workplace standards and compliance. For example, Hasbro was at the forefront of developing industry-wide standards for fire prevention and emergency preparedness through the International Council of Toy Industries (“ICTI”). Hasbro was a principal drafter of the factory audit checklists for the ICTI Code of Business Practices and took a leadership role in the 2002 revisions to the ICTI factory audit checklists and guidance manual.

      To conclude, Hasbro is an industry leader in the area of global working conditions and is proud of its efforts both on behalf of the Company and the toy industry in general. Given Hasbro’s strong commitment to the Global Business Ethics Principles, its extensive outside monitoring program, and its industry activism, the Board of Directors believes that the Company’s current program is best suited to ensure compliance and leadership on this important issue. Furthermore, Hasbro believes that annual reporting to shareholders would be duplicative of existing compliance efforts as well as costly, with no added benefit to the workers involved in manufacturing Hasbro’s products or the shareholders or the Company.

      For the reasons outlined above, the Board has concluded that the Company’s current Code of Conduct and compliance programs and procedures are in the best interests of the Company and its shareholders and thus is opposed to the shareholder proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4.

OTHER BUSINESS

      Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

      In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 28, 2003 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the year ended December 28, 2003, he or she may contact Karen Warren, Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Investor Relations using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Investor Relations at the address set forth above.

COST OF SOLICITATION

      The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., Inc. to aid in the solicitation of proxies at an estimated cost of $4,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., Inc. in person or by telephone.

      It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating the enclosed proxy and returning it in the pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barry Nagler
Secretary

Dated: April 16, 2004

Pawtucket, Rhode Island

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF
THE BOARD OF DIRECTORS
OF
HASBRO, INC.

Purpose

      The primary purpose of the Audit Committee (the “Committee”) of Hasbro, Inc. (the “Company”) is to (a) appoint the independent auditor and oversee the independent auditor’s work, (b) prepare the report required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission and (c) assist the Board of Directors (the “Board”) of the Company in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

      In discharging its oversight role, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review and reassess the adequacy of this Charter on an annual basis.

Structure, Processes and Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and the New York Stock Exchange.

      Accordingly, all of the members of the Committee will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

2.	Who are not an “affiliated person”, within the meaning of the Act, of the Company or any subsidiary thereof;

3.	Who do not, directly or indirectly, receive any consulting, advisory or other compensatory fees from the Company or any of its affiliates other than board fees and fees related to service on the Committee or on other committees of the Board; and

4.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, the Chair of the Committee will have accounting or related financial management expertise, and at least one member of the Committee will qualify as an “audit committee financial expert”, as defined by the Securities and Exchange Commission.

      Committee members shall be appointed and removed by the Board, which shall designate the Committee Chair, who shall preside over meetings of the Committee. A majority of the members of the Committee shall constitute a quorum for doing business. All actions of the Committee shall be taken by a majority vote of the members of the Committee present at the meeting, provided a quorum is present.

      The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, the head of the Company’s Internal Audit department, and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s management, as well as the independent auditors, have more time, knowledge and more detailed information with respect to the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

      While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

      The Committee has direct and sole responsibility for the appointment, compensation, retention, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting, and the independent auditor is ultimately accountable to the Board and to the Committee, acting as a committee of the Board. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board). The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors, as well as for the independent auditor.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, and as allowed by applicable legal and stock exchange requirements, given the circumstances.

Oversight of Independent Auditor

•	The Committee shall annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

•	The Committee shall review the arrangements for and scope of the outside audit and the fees proposed for such audit, and shall have ultimate authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements of the independent auditor, subject to the de minimus exception set forth in the Act.

•	The Committee shall pre-approve, either directly or through established pre-approval procedures, all auditing services (including all audit, review or attestation engagements required under the securities law) and all permitted non-audit services by the auditor, subject to the de minimus exception set forth in the Act.

•	The Committee shall receive and review formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company.

•	The Committee shall actively engage in dialogue with the independent auditor with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters set forth in Independence Standards Board Standard No. 1.

•	The Committee shall receive and review a formal written report, at least annually, from the independent auditor detailing the independent auditor’s internal quality control procedures and any material issues raised by the independent auditor’s internal quality control review or peer review.

•	The Committee shall receive and review timely reports from the independent auditor which include discussion of 1) all critical accounting policies and practices to be used, 2) all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall establish hiring policies for employees or former employees of the independent auditor.

Oversight of Audit Process and Company’s Legal Compliance

•	The Committee shall review and discuss with management and the independent auditor the interim financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the Company prior to the filing of the Company’s Quarterly Report on Form 10-Q.

•	The Committee shall also discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 100.

•	The Committee shall review with management and the independent auditor the audited financial statements and MD&A to be included in the Company’s Annual Report on Form 10-K prior to the filing of such report.

•	The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, including the matters required to be discussed by SAS No. 61, and shall be responsible for recommending to the full Board the inclusion of the Company’s audited financial statements in the Form 10-K.

•	The full Board, as assisted by management, the independent auditors and the Committee, shall have the ultimate authority and responsibility to include the audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K).

•	In connection with its review of the financial statements and MD&A to be included in the Company’s quarterly reports on Form 10-Q and Annual Reports on Form 10-K, the Committee shall discuss with management and the independent auditor their qualitative judgments about the appropriateness, and not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “MD&A”.

•	The Committee shall review with internal auditors and the independent auditor any difficulties with audits and management’s response to such issues.

•	The Committee shall review with the Vice President–Internal Audit and management, the Internal Audit plan, scope, staffing and result of work performed, as well as the coordination of efforts with the independent auditors.

•	The Committee shall discuss with management, internal auditors and the independent auditor the Company’s system of internal controls, the Company’s critical accounting principles and any significant issues related to financial statement presentations, including any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

•	The Committee shall review and discuss with management, internal auditors and independent auditors the Company’s significant financial exposures, including material pending legal proceedings and other material contingent liabilities, and policies relating to risk assessment and management.

•	The Committee shall consider and review with management, the independent auditors and the Company’s internal auditors any management letter provided by the independent auditors together with management responses thereto and the implementation thereof.

•	The Committee shall review and discuss with management earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall consider and approve, if appropriate, major changes to the Company’s auditing and accounting policies, principles and practices as suggested by the independent auditors, the Company’s internal auditors or management.

•	The Committee shall meet, at least quarterly, with the Company’s management, internal auditors and independent auditors, each in separate executive sessions.

•	In connection with and prior to giving their required certifications, the Company’s Chief Executive Officer and Chief Financial Officer must disclose to the independent auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review the performance of and pre-approve the appointment, replacement, reassignment, or dismissal of the Company’s Vice President-Internal Audit.

•	The Committee shall review management’s plan for assuring compliance with the Company’s Code of Conduct and other Company programs designed to promote regulatory compliance and ethical business conduct.

•	The Committee shall report Committee actions to the Board on a regular basis with such recommendations as the Committee may deem appropriate.

•	The Committee shall seek to ensure open communication among internal auditors, independent auditors, management and the Board.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall annually perform an evaluation of the performance of the Committee and report to the Board on the results on such evaluation.

      The Committee shall also perform any other activities consistent with the Articles of Incorporation and By-laws of the Company, and other governing laws, as the Board or the Committee shall deem appropriate.

Appendix B

HASBRO, INC.

2004 Senior Management Annual

Performance Plan

      Section 1.     Purpose. The purpose of the Hasbro, Inc. 2004 Senior Management Annual Performance Plan (the “Plan”) is to promote the interests of Hasbro, Inc. (the “Company”) and its shareholders by providing incentive to participating senior executive officers of the Company to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

      Section 2.     Term. The Plan shall be effective as of the first day of the Company’s 2004 fiscal year (the “Effective Date”), subject to shareholder approval of the Plan at the Company’s 2004 Annual Meeting of Shareholders, and shall also be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 9, subject to any future shareholder reapproval requirements of the Internal Revenue Code of 1986, as amended (including without limitation Section 162(m) thereof), and the rules and regulations (including any then current proposed and/or transitional rules or regulations) promulgated thereunder by the Internal Revenue Service (collectively the “Code”).

      Section 3.     Coverage. For purposes of the Plan, a “Participant” for a fiscal year shall mean each executive officer of the Company selected for such fiscal year by the Compensation and Stock Option Committee of the Board of Directors or a subcommittee thereof, consisting solely of two or more “outside directors,” as defined in Section 162(m) of the Code (the “Committee”). Each member of the Committee shall also be a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

      Section 4.     Performance Goals. For each Participant for a fiscal year, the Committee shall designate, within the time period required by the Code, one or more performance goals (each, a “Performance Goal”) to be applied in determining whether payments may be made under the award opportunity (the “Performance Award”) granted to the Participant for such year. The Plan, Performance Goals, payout levels (as described in Section 5 below), and Performance Awards will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Performance Award under the performance-based compensation exception requirements of Section 162(m) of the Code. The Committee will preestablish each Performance Goal and other relevant terms in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the Performance Award as performance-based under Section 162(m) of the Code). Attainment of the specified percentage of the Performance Goal so established shall be a condition to any payment under the Performance Award. The Performance Goal for each Participant shall be an objectively determinable measure of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured (i) on a consolidated basis or (ii) on a segment, divisional, sector, subsidiary or other business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), all as selected by the Committee in each individual case. Performance Goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. In setting the Performance Goals the Committee intends to set goals which are indicative of strong performance. Performance Goals, including the criteria upon which such goals are based, may vary among Participants. A Performance Goal may consist of a targeted increase in one or more criteria, maintaining one or more criteria or limiting a reduction in one or more criteria, all as determined by the Committee in its discretion for any particular year.

      Whether and to what extent a pre-established Performance Goal is achieved shall be determined by reference to the Company’s certified financial statements and supporting financial records maintained by the Company in the ordinary course in accordance with generally accepted accounting principles or on such other objective basis as the Committee determines at the time it specifies the Performance Goal. Without limiting the generality of the foregoing, the Committee may, at the time it specifies the Performance Goal, provide that such objective bases for determining performance will be modified in an objectively determinable manner to reflect specified events — for example, but without limitation, acquisitions or dispositions, changes in accounting principles, extraordinary items of income and expense, or material non-recurring and non-budgeted items of income and expense — occurring during the fiscal year.

      Section 5.     Payout Levels. Within the time period for establishing the terms of a Performance Award, as described in Section 4 above, the Committee shall establish for each Performance Award the maximum amount, expressed as a percentage of Earned Salary (but in no event greater than the maximum amount described in the last sentence of this Section 5), that will be payable to the Participant if the Performance Goal or Performance Goals applicable to the Performance Award are achieved at specified levels pre-established by the Committee. For example, if the Committee establishes under Section 4 a Performance Award opportunity based solely on EBITDA for the fiscal year, it shall establish at the same time a maximum percentage of Earned Salary that will be payable to the Participant at specified levels of EBITDA for the year, which may include no payment for EBITDA performance below a specified level and no increase in payout for EBITDA above a specified level. For purposes of the Plan “Earned Salary” means all base compensation for the Participant for the year in question, which base compensation shall (i) include all base compensation amounts deferred by the Participant under the Company’s Retirement Savings Plan, the Company’s Non-Qualified Deferred Compensation Plan and/or any similar or successor plans for the fiscal year and (ii) exclude any bonus or other benefits, other than base compensation, for the year in question. In no event shall the maximum amount paid to any one individual as a Performance Award under the Plan in respect of any given fiscal year exceed 300% of that individual’s base salary for the year in question, or $4 million, whichever is smaller.

      Section 6.     Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to select Participants under the Plan, to set Performance Goals for Participants and to make rules and regulations for the administration of the Plan. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive, and the Committee shall have the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

      Section 7.     Certification of Achievement of Performance Goals. Provided that the Code so requires, the Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, of achievement of Performance Goals for each Participant, and such determination will be final and conclusive. For purposes of this Section and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as a written certification.

      Section 8.     Payment of Awards. Payment, if any, under the Plan with respect to a fiscal year shall be made to the Participant if the Participant is employed by the Company at the end of such fiscal year and, subject to the certification requirement described in Section 7, may be made at any time or in installments from time to time between the first day and March 15 of the next fiscal year at the discretion of the Committee.

      Unless the Committee provides otherwise, immediately upon the cessation of the Participant’s employment with the Company prior to the end of the fiscal year in question, any unpaid Performance Award under the Plan for such fiscal year will terminate and be forfeited.

      Section 9.     Amendment or Termination. The Committee may terminate or suspend at any time the Plan in whole or in part or from time to time amend the Plan in any respect, provided that no such amendments that require shareholder approval shall be effective without such shareholder approval having been obtained.

      Section 10.     No Assignment. The rights hereunder, including without limitation rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession). During the lifetime of any Participant any payment shall be payable only to such Participant.

      Section 11.     The Company. For purposes of the Plan, the “Company” shall include the successors and assigns of the Company, and the Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquired substantially all of the assets of the Company, or which otherwise succeeds to its business.

      Section 12.     No Right to Participate. Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer of the Company as a Participant, nor confer upon any Participant in the Plan the right to remain a Participant in the Plan for any subsequent fiscal year.

      Section 13.     Governing Law. The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

0537-PS-04

Appendix C

HASBRO, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Please read the accompanying proxy statement and proxy card.

Your vote is important. Please vote your shares.

Vote-by-Internet
Log on to the Internet and go to http://www.eproxyvote.com/has

OR

Vote-by-Telephone
Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZHASI1

☒	Please mark votes as in this example

The Board of Directors recommends a vote "FOR" the nominees listed in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

1.	Election of Directors:
For Terms Expiring in 2005:
(01) Alan R. Batkin, (02) Frank J. Biondi, Jr., (03) John M. Connors, Jr., (04) Jack M. Greenberg, (05) Alan G. Hassenfeld, (06) Claudine B. Malone, (07) Edward M. Philip, (08) Paula Stern and (09) Alfred J. Verrecchia.

	FOR ALL NOMINEES ☐ ☐	WITHHELD FROM ALL NOMINEES
☐
For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	Approval of 2004 Senior Management Annual Performance Plan.	☐	☐	☐
3.	Ratification of KPMG LLP as the Company's independent auditor for the 2004 fiscal year.	☐	☐	☐
4.	Shareholder Proposal Hasbro - Global Human Rights Standards.	☐	☐	☐
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

If any of your shares represented by this Proxy are held under the Hasbro Retirement Savings Plan, you must indicate your vote on the above proposals. If no box in Proposal 1, 2, 3 or 4 above is marked, your shares held under the Retirement Savings Plan will not be voted with respect to that Proposal.

Sign exactly as your name(s) appear(s) hereon. When signing in a representative capacity, please give full title as such. If more than one name is shown, including the case of joint tenants, each person should sign.

Signature:	Date:	Signature:	Date:

HASBRO, INC.
1027 NEWPORT AVENUE
PAWTUCKET, RI 02862

Dear Fellow Shareowner:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 10:00 a.m. on Thursday, May 20, 2004, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

     Your Vote Matters. Whether or not you plan to attend the 2004 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2004 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.

Sincerely,

Alan G. Hassenfeld Chairman of the Board

YOUR VOTE IS IMPORTANT

DETACH HERE

ZHSI2

PROXY

HASBRO, INC.

Annual Meeting of Shareholders — May 20, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints ALAN G. HASSENFELD and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 20, 2004 at 10:00 a.m. at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment thereof.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3; “AGAINST” PROPOSAL 4 AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE